Exhibit 99.1

Learn CW Investment Corporation Announces Intention to Transfer Listing to Nasdaq

NEW YORK, August 13, 2024 – Learn CW Investment Corporation (“Learn CW”) (NYSE: LCW), a special purpose acquisition company, announced today that it plans to transfer the listing of its Class A Ordinary Shares from the New York Stock Exchange (“NYSE”) to the Nasdaq Global Market (“Nasdaq”).

Learn CW expects that listing and trading of its Class A Ordinary Shares, public warrants and public units on the NYSE will end at market close on August 23, 2024.  Learn CW expects its Class A Ordinary Shares to commence trading on Nasdaq upon market open on August 26, 2024 under the symbol “LCW,” and that its public units and public warrants will commence trading in the over-the-counter market on the same date.

About Learn CW Investment Corporation

Learn CW Investment Corporation was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Caution Concerning Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date Learn CW’s securities will cease trading on the NYSE and the date its Class A Ordinary Shares will begin trading on Nasdaq. These statements are based on current expectations on the date of this communication and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

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Learn CW Investment Corporation
Harry Bator
harry@learn.vc